Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com

PRESS RELEASE
Penson Worldwide, Inc. Announces Acquisition of Clearing Business of Schonfeld Securities
Transaction expected to be accretive in 2007
DALLAS, TX, November 21, 2006 — Penson Worldwide, Inc. (NASDAQ: PNSN), a leading provider of execution, clearing, settlement and custody and technology products and services to the securities industry, announced today that it has signed an agreement to acquire the clearing business of privately-held Schonfeld Securities, LLC, a New York-based securities firm, primarily on an earn-out basis. Penson anticipates that the acquired Schonfeld business should be accretive to earnings at approximately fourteen cents per share in 2007 for the nine month period following March 31, 2007, when conversions of Schonfeld accounts are currently anticipated to be complete.
Pursuant to the terms of the Asset Purchase Agreement, the purchase price will be paid in five payments, the first of which will consist of an issuance of 1,085,294 shares of Penson Worldwide’s common stock on January 2, 2007 (currently valued at approximately $24.5 million based on the closing price on November 17, 2006). The remaining four payments will be made annually in shares of Penson common stock or, under certain circumstances, cash. The value of these payments will be based upon the cash flow calculation set forth in the Asset Purchase Agreement for net income that is realized by Penson from the acquired business which is inclusive of certain synergies. Cash flow and net income anticipated from the acquired business is partially dependent on the future performance of the securities markets overall as well as a number of other factors.
The purchase also includes the sublicensing to Schonfeld of certain products of Nexa Technologies, Inc., Penson’s trading technology subsidiary. The transaction is subject to customary conditions to closing, including regulatory and other approvals.
In connection with the acquisition of Schonfeld’s clearing business, Penson has signed long-term contracts with Schonfeld Securities and the six correspondent firms for which Schonfeld Securities provides clearing services. Schonfeld Securities and five of the six correspondents have signed 10-year
For Immediate Release

PENSON WORLDWIDE ACQUIRES CLEARING BUSINESS OF SCHONFELD SECURITIES
contracts, although two correspondents may terminate their contracts after five years, subject to a payment to be made by Schonfeld Securities or other parties in accordance with the transaction documents should either correspondent elect to terminate its contract before the full ten-year term. These firms provide proprietary trading, active retail trading and institutional trading services to more than 1,100 traders. The transaction is expected to add more than $270,000,000 in balance sheet assets, and more than $245,000,000 in customer and proprietary deposits, based upon Schonfeld’s September 30, 2006 balance sheet, although the amount of such deposits that in fact transfer to Penson at conclusion of all future conversions for Schonfeld’s correspondents will likely vary.
Philip A. Pendergraft, CEO and co-founder of Penson, said the acquisition demonstrates the increasing value of outsourced clearing services to the securities industry. “We’re particularly gratified that Schonfeld, which has self-cleared trades since 1991, chose Penson as the best fit for its clearing and settlement needs because of our efficiency and technology,” Pendergraft said. “And we’re delighted that the acquisition provides strong performance incentives for both parties over the term of the agreement.”
Steven Schonfeld, CEO and Founder of Schonfeld Group Holdings, LLC, parent company of Schonfeld Securities, said, “This transaction enables our company to focus more closely on our core trading business, while at the same time bringing Schonfeld Group and our clearing customers the inherent advantages of working with a company focused exclusively on the clearing business. In fifteen-plus years we have now come full circle, believing that clearing firms have become highly efficient in driving down the cost of transactions and can clear and settle multiple products and markets better than we can internally. We look forward to strengthening our industry leadership in proprietary trading and to further expanding our asset management businesses.”
Andrew Fishman, Schonfeld Group President, added, “The most important aspect of this transaction is that our traders will see significant benefits. Along with the ability to clear equities, options and futures at one company, Penson also offers a much more extensive and readily available stock borrow list. By aligning with a firm dedicated to clearing, we can much better serve the evolving needs of the trading marketplace.”
Daniel P. Son, President and co-founder of Penson, said Schonfeld began its search for a clearing provider about a year ago. “While Schonfeld looked at other firms in the industry, our commitment to the clearing business together with our advanced technology won the day. The fact that Penson is a leader in the active trading market makes this a great fit for both firms.”
With roots going back to 1988, and as one of the active trading industry pioneers, NY-based Schonfeld Group Holdings, LLC, today includes businesses with leadership positions in the proprietary trading,

PENSON WORLDWIDE ACQUIRES CLEARING BUSINESS OF SCHONFELD SECURITIES
institutional brokerage services and retail trading communities. Schonfeld recently announced the merger of its retail trading operations with Lightspeed Holdings, LLC, which will represent one of the largest companies dedicated to the professional trader. The company’s fast-growing asset management business includes a fund-of-funds and a multi-strategy hedge fund. Schonfeld traders routinely trade up to two percent of all the daily volume on the NYSE and Nasdaq stock markets.
Schonfeld Securities, LLC, or one or more of its affiliates, is a member of the NYSE, the NASD, Inc., the PHLX, PCX, NFA and CME.
Penson Worldwide was founded in 1995 and became a publicly traded company on May 17, 2006 (NASDAQ:PNSN).
Conference Call
Penson will host a conference call to discuss this news release today, November 21, 2006, at 11:30 AM Eastern Time (10:30 AM Central Time). The call will be accessible live via a webcast on the Investor Relations section of Penson’s website located at www.penson.com. Institutional Investors can access call details via Thomson Financial StreetEvents at www.streetevents.com. A webcast replay will be available for a limited time shortly thereafter.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada, Inc., Penson Financial Services, Ltd., Nexa Technologies, Inc. and Penson Financial Futures, Inc. among other companies. The Penson Worldwide group of companies provides execution, clearing, settlement custody and technology infrastructure products and services to financial services firms and others servicing the financial services industry. Penson Financial Services, Inc., headquartered in Dallas, Texas, has served the clearing needs of all types of broker/dealers since 1995. Penson is the flexible choice in global securities services(TM).
Penson Financial Services, Inc. is a member of the Chicago Stock Exchange, the NASD, Inc., the Chicago Board Options Exchange, OneChicago, the International Securities Exchange, the NYSE Arca Exchange, the Options Clearing Corp, the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada, Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the TSX Venture Exchange, is regulated by the Investment Dealers Association of Canada, and is a member of the CIPF. Penson Financial Services, Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services

PENSON WORLDWIDE ACQUIRES CLEARING BUSINESS OF SCHONFELD SECURITIES
Authority. Penson Financial Futures, Inc. is a Futures Commission Merchant member of the National Futures Association.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Penson’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
CONTACT:
Penson Public Relations: Andy Yemma of Intermarket Communications, andy@intermarket.com, +1-212-754-5450, or Erica Fidel, erica@intermarket.com, +1-212-754-5448 Penson Investor Relations: Gary Fishman, gary.fishman@anreder.com, or Steven Anreder, steven.anreder@anreder.com, both of Anreder & Company, +1-212-532-3232 Schonfeld Public Relations: Darren Brandt of Sloane & Company, dbrandt@sloanepr.com, +1-212-446-1861